Exhibit 10.5

EXCHANGE AGREEMENT

October 8, 2021

Mr. Steven J. Parkey

Mr. Jose D. Garcia

Re:	Exchange of Notes for Common Shares of 1847 Holdings LLC (“Holdings”)

Mr. Parkey and Mr. Garcia:

Reference is made to that certain Securities Purchase Agreement, dated September 23, 2021 (the “Purchase Agreement”), by and among 1847 Cabinet Inc., a Delaware corporation and subsidiary of Holdings (the “Buyer”), High Mountain Door & Trim, Inc., a Nevada corporation (“High Mountain”), Sierra Homes, LLC, a Nevada limited liability company (“Sierra Homes” and together with High Mountain, each a “Company” and collectively, the “Companies”), and each of you as the sellers of the Securities (each a “Seller” and together, the “Sellers”). This letter agreement is the Exchange Agreement referred to in the Purchase Agreement. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Purchase Agreement.

In order to facilitate the Acquisition pursuant to the Purchase Agreement, and in order to induce the Companies and the Sellers to enter into the Purchase Agreement and to proceed with the Acquisition, and as a condition to their willingness to enter the Purchase Agreement and consummate the Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings has agreed to enter into this letter agreement (this “Agreement”), pursuant to which Holdings is granting to each of the Sellers an option to exchange all of the principal amount of, and all accrued interest under, the Seller Note issued to such Seller at the Closing or any portion thereof as may be outstanding from time to time (in the aggregate with respect to each Seller Note, the “Exchangeable Amount”), for Common Shares of Holdings, on the terms and conditions set forth herein.

Accordingly, Holdings and each of the Sellers, intending to be legally bound, hereby agree as follows:

1. Exchange Rights. On the terms and subject to the conditions set forth in this Agreement, Holdings hereby grants to each of you as the holder of your Seller Note and your permitted and registered assigns (each, a “Noteholder”) the right (the “Exchange Right”), but not the obligation, to exchange all of the principal amount of, and all accrued but unpaid interest under, such Seller Note as may be the outstanding from time to time or any portion thereof (up to the aggregate Exchangeable Amount applicable such Seller Note) for fully paid and non-assessable Common Shares of Holdings. The number of Common Shares to be issued to a Noteholder upon the exchange of the Exchangeable Amount of its Seller Notes, in whole or in part, shall be equal to the quotient of (i) the aggregate dollar amount of the outstanding principal of, and accrued but unpaid interest under, its Seller Note to be exchanged (as specified in a Notice of Exchange delivered pursuant to section 2 hereof (the “Exchange Amount”); divided by (ii) the Exchange Price in effect on the applicable Exercise Date. As used herein, the “Exchange Price” means the higher of (a) the 30-day volume weighted average price for the Common Shares on the primary national securities exchange or over the counter market on which the Common Share are traded over the thirty (30) trading days immediately prior to the applicable Exercise Date or (b) $2.50, (subject to equitable adjustments for stock splits, stock combinations, recapitalizations and similar transactions).

2. Exercise of Exchange Rights. A Noteholder may exercise the Exchange Right with respect to all or any portion of the outstanding principal amount of, and all accrued but unpaid interest under, its Seller Note, in whole or in part, at any time or from time to time after the date hereof and prior to 6:00 p.m. New York time on the Maturity Date (for each Seller Note, as defined in such Seller Note) or, if such day is not a business day, on the next preceding business day (the "Exercise Period") by (a) submitting to Holdings a notice of exchange in the form of Exhibit A to this Agreement (each, a “Notice of Exchange”) (by facsimile, e-mail or other reasonable means of communication dispatched on or prior to 6 p.m. New York time on any business day during the Exercise Period); and (b) a copy of the Seller Note subject to such Notice of Exchange. As soon as practical thereafter, the Noteholder shall surrender such Seller Note to the Company for cancellation and reissuance of a replacement note that reflects the portion of the principal amount of such Seller Note that has not been so exchanged, if any. Each notice of exchange shall indicate the Noteholder’s name and address, the Noteholder’s tax identification number or social security number, and the principal amount of, and accrued but unpaid interest under, its Seller Note (the “Exchange Amount”) to be exchanged, which amount in the aggregate, along with all prior similar notices by such Noteholder or any other prior holder of such Seller Note shall not, in the aggregate, exceed the Exchangeable Amount with respect to such Seller Note. The notice of exchange shall be in the form of Exhibit A to this Agreement and also contain the representations and warranties included in such exhibit, which must be made as a condition to the exchange.

3. Delivery of Common Shares. As promptly as practicable, and in any event no later than the fifth (5th) business day following the date on which Holdings shall have received a Notice of Exchange, together with a copy of the Seller Note subject to such Notice of Exchange, and the surrender of such Seller Note to the Company for cancellation and/or reissuance of a replacement note (together with the Notice of Exchange, the “Exchange Delivery Documents”), Holdings shall cause its transfer agent to issue the Common Shares issuable upon such exchange, registered in the name of the Noteholder or its designee, in book-entry form at the transfer agent. Upon delivery of a Notice of Exchange pursuant to this Agreement, the exchange described therein shall be deemed to have been made immediately prior to the close of business on the applicable Exercise Date set forth in the Notice of Exchange and the Noteholder shall be deemed for all purposes to have become the holder of record of the number of Common Shares to which the Noteholder is entitled pursuant to such exchange as of the Exercise Date, regardless of whether the Seller Note has been surrendered on such date.

4 . Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of the Exchange Right is to be made in connection with a Corporate Transaction (as defined in the Seller Note) or a change or control or other sale of Holdings (pursuant to a merger, sale of stock, or otherwise), such exercise of the Exchange Right may at the election of the Noteholder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

5. Valid Issuance of Common Shares. With respect to each Noteholders exercise of its Exchange Rights pursuant to this Agreement, Holdings hereby represents, covenants and agrees:

(a) That all Common Shares issuable upon the exercise of the Exchange Rights pursuant to the terms hereof shall be, upon issuance, and Holdings shall take all such actions as may be necessary or appropriate in order that such Common Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any person or entity, including any holder of Common Shares or Allocation Shares of Holdings or any holder of any other securities Holdings and free and clear of all taxes, liens and charges.

(b) Holdings shall take all such actions as may be necessary to ensure that all such Common Shares are issued without violation by Holdings of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by Holdings upon each such issuance).

(c) Holdings shall use its best efforts to cause all of the Common Shares issuable upon the exercise of the Exchange Rights, immediately upon such exercise, to be listed on any domestic securities exchange upon which Common Shares are listed at the time of such exercise.

6. Compliance with Securities Laws. The Common Shares issuable upon exchange of the Exchangeable Amount may not be sold or transferred unless (i) such Common Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) or (ii) Holdings or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such Common Shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such Common Shares are transferred to an “affiliate” (as defined in Rule 144) of the Seller who agrees to sell or otherwise transfer the Common Shares only in accordance with this Section 3 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon exchange been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon exchange that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

7. Reservation of Shares. During the period prior to the Maturity Date of the Seller Notes, Holdings will reserve from its authorized and unissued Common Shares a sufficient number of Common Shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full exchange of the Exchangeable Amount. Holdings represents that upon issuance, such Common Shares will be duly and validly issued, fully paid and non-assessable.

8. No Impairment. Holdings covenants and agrees that it will not, by amendment of its certificate of formation, operating agreement or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of the Noteholders.

9. Miscellaneous Terms.

(a) Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. Notwithstanding the forgoing, Holding’s agreement with each of the Noteholders are and shall be deemed to be separate agreements, and each Seller’s exercise of its exchange rights granted hereby with respect to its Seller Note and corresponding Exchangeable Amount are separate transactions between Holdings and to such applicable Noteholder. Accordingly, terms of this Agreement may be amended, modified or waived as between Holdings and a Noteholder, by a written instrument executed by Holdings and such Noteholder; provided that such amendment, modification, or waiver and does not change, diminish or eliminate the rights or obligations of another the Noteholder. Except as otherwise provided herein, the terms of this Agreement may not be changed, amended, modified or waived (other he than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

(b) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

(c) Assignment; Successors and Assigns. A Noteholder may assign this Agreement and all of its rights hereunder, in whole or in part, in connection with an assignment if its Seller Note in accordance therewith, upon notice of any such assignment from assigning Noteholder to Holdings. From and after delivery of such notice, if requested or required by Holdings, the assigning Noteholder and its assignee shall execute a written instrument of assignment, in a commercially reasonable form as may be required by Holdings to evidence such assignment and comply with any applicable federal or state securities laws. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Holdings may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of all of the Noteholders except in connection with a business combination transaction including a sale of all or substantially all of the assets of Holdings in which case the consent of the Noteholders shall not be required; provided, however that Holdings shall provide the Noteholders with at least ten (10) business days written notice of any such business combination and during such ten (10) business day period the Noteholders shall be entitled ot exercise their exchange rights hereunder. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall inure to the benefit of, and shall be binding on, the undersigned and their respective successors and permitted assigns.

(d) Governing law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereto consents to the non-exclusive jurisdiction of any state or federal court located within the state of New York or any state or federal court located within the state of Nevada and irrevocably agrees that all actions or proceedings relating to this Agreement or the transactions contemplated by this Agreement may be brought and litigated in such courts. Each of the parties hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final and nonappealable judgment rendered thereby in connection with this Agreement or the transactions contemplated by this Agreement.

(e) Notice. Any notice, consent or request or other communications required to be given or made pursuant to any of the terms or provisions of this Agreement shall be in writing and shall be sent and deemed effectively given (i) within two (2) days after deposit with and delivery by express mail or similar private overnight courier service, (ii) within five (5) days after deposit with and delivery by certified mail (return receipt requested), (iii) upon personal delivery to the party to be notified by hand delivery, or (iv) when sent by confirmed electronic mail or facsimile transmission if sent during normal business hours of the recipient, if not, then on the next bbusiness day.

(f) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above

1847 Holdings LLC
a Delaware limited liability company

By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

/s/ Steven J. Parkey
Steven J. Parkey

/s/ Jose D. Garcia
Jose D. Garcia

EXHIBIT A

NOTICE OF EXCHANGE

This Notice of Exchange (this “Notice”) is given by the undersigned pursuant to that certain Exchange Agreement, dated as of ______ 2021, by and between 1847 Holdings LLC, a Delaware limited liability company (“Holdings”) and each of the undersigned and the other Seller party named therein (the “Exchange Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Exchange Agreement.

Exercise of Exchange Right. The undersigned hereby elects to exchange: (i) $ of the outstanding principal amount evidenced by the Seller Note identified below; and (ii) $_____________ of accrued but unpaid interest under the Seller Note (the sum such principal and interest, in the aggregate, the “Exchanged Amount”), into [------------] the number of Common Shares of Holdings issuable upon the exchange of such Exchanged Amount at the applicable Exchange Price as of the Exercise Date set forth below.

Seller Note. The undersigned is the registered holder of the attached copy of certain Subordinated Convertible Promissory Note, dated as of the ____ day of _______, 2021 (the “Seller Note”), issued and made by 1847 Cabinet Inc., a Delaware corporation (the “Company”) to the order of [____________], as the Holder, in the original principal amount set forth thereon.

Exercise Date. ____________.

Exchange Price. $___________.

Representations and Warranties. In connection with the exchange described in this Notice (the “Exchange”), the undersigned (“you”) hereby represents and warrants to Holdings as of the date written below as follows (and the exchange described in this notice is subject to such representations and warranties being accurate and true as of the date written below):

●	The Common Shares are being acquired by you for your account, for investment purposes and not with a view to the sale or distribution of all or any part of the Common Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.

●	You have sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Common Shares.

●	You have reviewed copies of such documents and other information as you have deemed necessary in order to make an informed investment decision with respect to its acquisition of the Common Shares.

●	You understand that the Common Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Common Shares or an available exemption from registration under the Act, the Common Shares must be held indefinitely.

●	Further, you understand and have the financial capability of assuming the economic risk of an investment in the Common Shares for an indefinite period of time.

●	You have been advised by Holdings that you will not be able to dispose of the Common Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws.

●	You understand that the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Common Shares.

●	You acknowledge that Holdings is under no obligation to register the Common Shares or to furnish any information or take any other action to assist you in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Common Shares in the future.

●	You are an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Act.

IN WITNESS WHEREOF, the undersigned has duly executed this notice of exercise as of this ______ day of __________, 20__.

Print Name Above

Sign Above

Address:______________________________

Tax Identification Number or
Social Security Number: ___________________